Exhibit 99.1

Omeros Corporation Announces Pricing of $22 Million Registered Direct Offering

SEATTLE, WA – July 25, 2025 – Omeros Corporation (Nasdaq: OMER) (“Omeros” or the “Company”) announced that on July 24, 2025 it entered into a securities purchase agreement with Polar Asset Management Partners to sell approximately $22 million of its common stock in a registered direct offering.

Under the terms of the securities purchase agreement, the Company has agreed to sell 5,365,853 shares of its common stock at a price of $4.10 per share, which represents a premium of approximately 14% to the closing price of the Company’s common stock on the date of the securities purchase agreement.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $22 million, before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about July 28, 2025, subject to the satisfaction of customary closing conditions.

The proposed offering of the common stock described above is being offered by the Company pursuant to a “shelf” Registration Statement on Form S-3 (File No. 333-268269) filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 17, 2022, and the accompanying prospectus contained therein.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Omeros Corporation

Omeros is an innovative biopharmaceutical company committed to discovering, developing and commercializing first-in-class small-molecule and protein therapeutics for large-market and orphan indications targeting immunologic disorders, including complement-mediated diseases and cancers, as well as addictive and compulsive disorders. Omeros’ lead MASP-2 inhibitor narsoplimab targets the lectin pathway of complement and is the subject of a biologics license application under review by FDA for the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy. Omeros’ long-acting MASP-2 inhibitor OMS1029 has successfully completed Phase 1 single- and multiple-ascending dose clinical studies. OMS906, Omeros’ inhibitor of MASP-3, the key activator of the alternative pathway of complement, is in clinical development for treatment of paroxysmal nocturnal hemoglobinuria and complement 3 glomerulopathy. Funded by the National Institute on Drug Abuse, Omeros’ lead phosphodiesterase 7 inhibitor OMS527 is in clinical development for the treatment of cocaine use disorder. Omeros also is advancing a broad portfolio of novel cellular and molecular immuno-oncology programs.

About Polar Asset Management Partners

Based in Toronto and founded in 1991, Polar is a global alternative asset manager. As of June 30, 2025, Polar managed US$6.0 billion across four primary offerings: the flagship Polar Multi-Strategy Fund, a US equity long/short strategy known as Polar Long/Short Fund, Polar Micro-Cap Fund, and Polar CRS Fund-1.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the anticipated closing of the offering. These forward-looking statements are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as amended on April 30, 2025, and in our subsequent filings with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact
Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

IR@omeros.com